Exhibit 99.1

DigitalOcean Announces Second Quarter 2021 Financial Results
Revenue Grew 35% to $103.8 million and ARR Increased to $426 million, Up 36% year-over-year
Net Dollar Retention Rate Increased to 113% and Average Revenue Per Customer Grew 25% year-over-year
NEW YORK, August 5, 2021 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for developers, startups and SMBs, today announced results for its second quarter ended June 30, 2021.
“We had an outstanding second quarter with strong revenue growth acceleration and continued improvement in our capital efficiency,” said Yancey Spruill, CEO of DigitalOcean. “We are excited about the progress we have made in leveraging simplicity across our business to better serve our customers and believe we have a path to a durable 30%+ growth rate for 2021 and next year. Adding to the strong quarter, we introduced Managed MongoDB which will continue to drive the revenue growth from our managed service offerings.”
Second Quarter 2021 Financial Highlights:
•Revenue was $103.8 million, an increase of 35% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $426 million, an increase of 36% year-over-year.
•GAAP Gross Profit of $60.7 million or 58% of revenue and adjusted Gross Profit of $81.1 million or 78% of revenue.
•Loss from operations was $2.6 million and operating margin was (3)% as compared to income from operations of $1.8 million and operating margin of 2% in the prior year period.
•Adjusted EBITDA was $31.4 million and adjusted EBITDA margin was 30% of revenue as compared to adjusted EBITDA of $23.9 million and adjusted EBITDA margin of 31% in the prior year period.
•Capital expenditures were $26.0 million or 25% of revenue as compared to $30.8 million or 40% of revenue in the prior year period.
•Cash, cash equivalents, and restricted cash were $579.4 million with zero debt as of June 30, 2021.
Second Quarter 2021 Operational Highlights:
•Total customers of approximately 602K at the end of the quarter, up 9% as compared to the second quarter 2020.
•Net Dollar Retention Rate (NDR) was 113%, an increase of 1,100 basis points from the second quarter 2020.
•Average Revenue Per Customer (ARPU) in the quarter was $58.07, an increase of 25% over the second quarter 2020.
Launch of Managed MongoDB:
In late Q2, at DigitalOcean’s virtual conference for developers and startups, deploy, the company announced Managed MongoDB, a new, fully-managed database as a service (DBaaS) offering which helps developers of all skill levels easily spin up MongoDB clusters on DigitalOcean.

Financial Outlook:
Based on information available as of August 5, 2021, for the third quarter of 2021 we expect:
•Total revenue of $106 to $109 million.
•Adjusted EBITDA margin of 30% to 31%.
•Fully diluted weighted average shares outstanding of 119 to 121 million shares.
For the full year 2021, we expect:
•Total revenue of $419 to $423 million.

•Adjusted EBITDA margin of 30% to 31%.
•Fully diluted weighted average shares outstanding of 115 to 117 million shares.
•Capital expenditures as a percentage of revenue of 25% to 26%.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, August 5, 2021, at 8:00 a.m. ET to review its results. The call can be accessed by dialing (833) 282-0024 from the United States or (236) 714-3495 internationally with conference ID 6675755. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through 11:59 PM ET on August 12, 2021 at (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 6675755.
About DigitalOcean
DigitalOcean simplifies cloud computing so developers and businesses can spend more time building software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers, startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale applications to accelerate innovation and increase productivity and agility. DigitalOcean combines the power of simplicity, community, open source and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; and (10) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the first quarter ended March 31, 2021 filed with the SEC on May 7, 2021 and the Form 10-Q that will be filed for the second quarter ended June 30, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we use certain non-GAAP performance financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.
Adjusted Gross Profit and Adjusted Gross Margin
We believe adjusted gross profit and adjusted gross margin, when taken together with our GAAP financial results, provides a meaningful assessment of our performance, and is useful for the preparation of our annual operating budget and quarterly forecasts.
We define adjusted gross profit as gross profit exclusive of stock-based compensation, amortization of capitalized internal-use software development costs and depreciation of our data center equipment included within Cost of revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation and amortization, which primarily relates to our investments in our data center servers that are long lived assets with an economic life of five years, because it may not reflect our current or future cash spending levels to support our business. While we intend to spend a significant amount on capital expenditures on an absolute basis in the coming years, our capital expenditures as a percentage of revenue has declined significantly and will continue to decline. We define adjusted gross margin as a percentage of adjusted gross profit to revenue.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net loss attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax expense, loss on extinguishment of debt, restructuring and severance expense, asset impairment, revaluation of warrants and other charges. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.
Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We define a customer at the end of any period as a person or entity who has incurred usage in the period and, as a result, has generated an invoice of greater than $0 for that period. We treat each customer that generates an invoice as a unique customer, and a single organization with multiple divisions, segments or subsidiaries may be counted as multiple customers if they separately signed up on our platform.

ARPU
We calculate ARPU on a monthly basis as our total revenue in that period divided by the number of customers determined as of the last day of that period. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Capital Expenditures as a Percentage of Revenue
We calculate capital expenditures as a percentage of revenue by dividing total capital expenditures during the period, including purchases of intangible assets, seller financed equipment purchases and acquisition of property and equipment from capital leases, by revenue.
Investor Contact
Rob Bradley
investors@digitalocean.com
Media Contact
Shannon Paulk
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$577,218	$100,311
Accounts receivable, less allowance for doubtful accounts of $3,086 and $3,104, respectively	33,919	28,098
Prepaid expenses and other current assets	17,980	19,544
Total current assets	629,117	147,953

Property and equipment, net	243,050	238,956
Restricted cash	2,226	2,226
Goodwill	2,674	2,674
Intangible assets	34,497	34,649
Deferred tax assets	84	82
Other assets	3,782	3,712
Total assets	$915,430	$430,252

Accounts payable	16,187	12,433
Accrued other expenses	21,976	27,025
Deferred revenue	5,030	4,873
Current portion of long-term debt	—	17,468
Other current liabilities	12,194	22,986
Total current liabilities	$55,387	$84,785

Deferred tax liabilities	205	211
Long-term debt	—	242,215
Other long-term liabilities	1,754	2,061
Total liabilities	$57,346	$329,272
Commitments and Contingencies

Convertible preferred stock	$—	$173,074

Preferred stock ($0.000025 par value per share; 10,000,000 and 0 shares authorized; 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	$—	$—
Common stock ($0.000025 par value; 750,000,000 and 111,400,000 shares authorized; 109,213,693 and 45,299,339 issued; and 107,245,465 and 43,331,111 outstanding as of June 30, 2021 and December 31, 2020, respectively)	2	1
Treasury stock, at cost (1,968,228 shares at June 30, 2021 and December 31, 2020)	(4,598)	(4,598)
Additional paid-in capital	1,035,514	99,783
Accumulated other comprehensive loss	(273)	(245)
Accumulated deficit	(172,561)	(167,035)
Total stockholders’ equity (deficit)	$858,084	$(72,094)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$915,430	$430,252

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$103,810	$76,911	$197,471	$149,703
Cost of revenue	43,145	35,205	82,689	69,888
Gross profit	60,665	41,706	114,782	79,815
Operating expenses:
Research and development	27,121	15,130	49,523	34,607
Sales and marketing	11,812	6,957	22,233	16,411
General and administrative	24,362	17,841	42,402	39,506
Total operating expenses	63,295	39,928	114,158	90,524

(Loss) income from operations	(2,630)	1,778	624	(10,709)

Other (income) expense:
Interest expense	233	3,779	2,489	7,295
Loss on extinguishment of debt	—	—	3,435	259
Other (income) expense, net	(203)	318	(297)	241
Other (income) expense	30	4,097	5,627	7,795

Loss before income taxes	(2,660)	(2,319)	(5,003)	(18,504)
Income tax (benefit) expense	(473)	251	523	999
Net loss attributable to common stockholders	$(2,187)	$(2,570)	$(5,526)	$(19,503)
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.06)	$(0.07)	$(0.48)
Weighted-average shares used to compute net loss per share, basic and diluted	106,765	41,420	78,257	40,683

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(5,526)	$(19,503)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,541	35,722
Loss on impairment	—	686
Stock-based compensation	18,825	12,139
Non-cash interest expense	296	909
Loss on extinguishment of debt	3,435	259
Revaluation of warrants	(556)	287
Bad debt expense	3,467	6,891
Other	(41)	(130)
Changes in operating assets and liabilities:
Accounts receivable	(9,287)	(9,295)
Prepaid expenses and other current assets	1,563	(8,129)
Accounts payable and accrued expenses	3,767	(2,021)
Deferred revenue	157	(126)
Other assets and liabilities	1,556	(794)
Net cash provided by operating activities	60,197	16,895

Investing activities
Capital expenditures - property and equipment	(47,036)	(48,045)
Capital expenditures - internal-use software development	(2,713)	(7,350)
Purchase of intangible assets	—	(3,630)
Proceeds from sale of equipment	81	—
Net cash used in investing activities	(49,668)	(59,025)

Financing activities
Repayment of capital leases	—	(463)
Repayment of notes payable	(33,214)	(5,520)
Proceeds from third-party secured financings	—	7,795
Repayment of term loan	(166,813)	(71,375)
Proceeds from issuance of term loan	—	170,000
Repayment of borrowings under revolving credit facility	(63,200)	(84,500)
Proceeds from borrowings under revolving credit facility	—	63,200
Payment of debt issuance costs	—	(3,274)
Proceeds related to the issuance of common stock under equity incentive plan, net of taxes withheld	6,480	9,393
Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	49,810
Payment of initial public offering costs	—	(184)
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	723,125	—
Net cash provided by financing activities	466,378	134,882

Increase in cash, cash equivalents and restricted cash	476,907	92,752
Cash, cash equivalents and restricted cash - beginning of period	102,537	35,886
Cash, cash equivalents and restricted cash - end of period	$579,444	$128,638

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands)
(unaudited)
Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Gross profit	$60,665	$41,706	$114,782	$79,815
Adjustments:
Depreciation and amortization	20,042	16,864	39,266	32,912
Stock-based compensation	405	68	601	92
Adjusted gross profit	$81,112	$58,638	$154,649	$112,819
Gross margin	58%	54%	58%	53%
Adjusted gross margin	78%	76%	78%	75%
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(2,187)	$(2,570)	$(5,526)	$(19,503)

Adjustments:
Depreciation and amortization	21,589	18,328	42,541	35,722
Stock-based compensation(1)	12,201	2,757	18,825	12,139
Interest expense	233	3,779	2,489	7,295
Income tax (benefit) expense	(473)	251	523	999
Loss on extinguishment of debt	—	—	3,435	259
Restructuring and severance(2)	—	630	—	3,922
Asset impairment(3)	—	148	—	686
Revaluation of warrants	—	284	(556)	287
Other(4)	—	335	315	578
Adjusted EBITDA	$31,363	$23,942	$62,046	$42,384
Revenue	$103,810	$76,911	$197,471	$149,703
Adjusted EBITDA margin	30%	31%	31%	28%
_________________
(1)Consists of stock-based compensation for the three and six months ended June 30, 2020 and includes compensation of $0.5 million and $8.1 million, respectively, related to secondary sales of common stock by certain current and former employees. There were no such expenses recorded for the three and six months ended June 30, 2021.
(2)Consists primarily of expenses related to changes in our senior leadership, sales and infrastructure teams.
(3)Consists of internal-use software impairment charges related to software that is no longer being used.
(4)Consists primarily of third-party consulting costs to enhance our finance function.

DIGITALOCEAN HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)
(unaudited)
Stock-Based Compensation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cost of revenue	$405	$68	$601	$92
Research and development	5,059	812	7,695	3,033
Sales and marketing	1,902	453	3,039	679
General and administrative	4,835	1,424	7,490	8,335
Total	$12,201	$2,757	$18,825	$12,139